EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary(s)
(State of incorporation or organization)	Names under which business is done

Champion Home Builders Co. [Michigan]	Advantage Homes Titan Homes Gateway Homes Summit Crest Homes Redman Home Builders Genesis Homes
Champion Enterprises Management Co. [Michigan]	-
Champion Homes of Boaz, Inc. [Michigan]	-
Dutch Housing, Inc. [Michigan]	Fortune Homes Commander Homes Champion Homes
Star Fleet, Inc.	-
Homes of Merit, Inc. [Florida]	Genesis Homes
Moduline International, Inc. [Washington]	-
Moduline Industries (Canada) Ltd. [British Columbia,Canada]	New Horizon Homes
New Era Building Systems, Inc. [Michigan]	Carolina Buildings Solutions Castle Housing of Pennsylvania
Redman Industries, Inc. [Delaware]	-
Redman Homes, Inc. [Delaware]	Champion Homes Moduline Industries Genesis Homes
Western Homes Corporation [Delaware]	Silvercrest Homes Genesis Homes
Champion Retail, Inc. [Michigan]	-
San Jose Advantage Homes, Inc.	Advantage Homes
Champion Development Corp. [Michigan]	-
2 wholly-owned subsidiaries of this entity operate in the manufactured housing development business in the United States (none in foreign countries)

Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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Here’s the detail behind the information on the previous page:

These are the 2 Champion Development Corp. subsidiaries:

1.	MHCDC, LLC
2.	Covington Estates Limited Partnership

These entities would not in the aggregate constitute a significant subsidiary:

1.	A-1 Champion GP, Inc.
2.	A-1 Liquidating, LP
3.	AH Liquidating Corp.
4.	Art Richter Insurance, Inc.
5.	CFH Liquidating Corp.
6.	Champion Financial Corporation
7.	Champion GP, Inc.
8.	Champion Motor Coach, Inc.
9.	CHI, Inc.
10.	CRH Liquidating Corp.
11.	Fleming County Industries, Inc.
12.	Gateway Acceptance Corp.
13.	Genesis Home Centers, Limited Partnership
14.	GM Liquidating Corp.
15.	HH Liquidating L.P.
16.	HomePride Finance Corp.
17.	Homes of Kentuckiana, LLC
18.	I.D.A., Incorporated
19.	Iseman Corp.
20.	Lamplighter Homes, Inc.
21.	Lemars Investors, Inc. (28%)
22.	Prairie Ridge, Inc.
23.	Service Contract Corporation
24.	Southern Showcase Finance, Inc.
25.	SSH Liquidating Corp.
26.	TPMH Liquidating Corp.
27.	Victory Investment Co.
28.	WM Liquidating Corp.
29.	All the other Champion Development Corp. subsidiaries